Exhibit 99.1

Chem Rx Corporation Announces Resignation of Chief Financial Officer

Wednesday April 2, 7:00 am ET - Appoints Interim Chief Financial Officer - - Full Year 2007 Results Conference Call Scheduled for Friday, April 4, 2008 at 8:30 a.m. ET - LONG BEACH, N.Y., April 2, 2008 /PRNewswire-FirstCall/ -- Chem Rx Corporation (OTC Bulletin Board: PMQC - News, PMQCU - News, PMQCW - News), a leading provider of institutional pharmacy services, announced today that its Chief Financial Officer, Charles L. Kelly, has resigned effective April 4, 2008 to accept a senior management position at another publicly traded company outside of the institutional pharmacy industry. Chem Rx has appointed Joseph Sinicropi as interim Chief Financial Officer effective April 5, 2008 and commenced a search for a permanent successor. Mr. Sinicropi brings public company experience and over two decades of financial management, public accounting and capital raising expertise to Chem Rx.

Jerry Silva, Chairman and Chief Executive Officer of Chem Rx, stated, “We thank Chuck Kelly for his contributions that led to our successful transition to a publicly-held operating company. We wish him the best of luck in his new endeavor.”

Separately, the Company will hold a conference call to review 2007 financial results and discuss 2008 outlook on April 4, 2008 at 8:30 a.m. ET. Jerry Silva, Chairman and Chief Executive Officer, and Steven C. Silva, President and Chief Operating Officer, will host the conference call. A press release announcing 2007 year-end results and 2008 guidance will be issued on April 3, 2008, after market close. The conference call information will be forthcoming.

About Chem Rx

Founded more than 40 years ago, Chem Rx Corporation is a leading provider of institutional pharmacy services in the New York City metropolitan area, as well as parts of New Jersey, upstate New York, and Pennsylvania. Chem Rx’s client base includes skilled nursing facilities and a wide range of other long-term care facilities. Through its services, Chem Rx provides more than 65,000 institutional residents with prescription and non-prescription drugs, intravenous medications, durable medical equipment items and surgical supplies. Chem Rx’s website address is www.chemrx.net.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of Chem Rx’s management and are subject to risks and uncertainties that could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: compliance with government regulations; changes in legislation or regulatory environments; requirements or changes adversely affecting the health care industry, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition; timing, approval and market acceptance of new product introductions and institutional pharmacy locations; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Chem Rx’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Chem Rx Corporation does not assume any obligation to update the information contained in this press release.

Contacts:

Steven C. Silva

President and Chief Operating Officer

Chem Rx Corporation

516-889-8770

Stephanie Carrington / Jared Hoffman

The Ruth Group

646-536-7017 / 7013

scarrington@theruthgroup.com

jhoffman@theruthgroup.com